This page beingPrudential Jennison Mid Cap Growth Fund   8/31/13 annual
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 1.


EXPENSES (Negative answers are allowed For the period covered by this form on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $     0

   Z) Net investment income ------------------------------ $     0

     AA) Realized capital gains ---------------------------$     0

     BB) Realized capital losses --------------------------$     0

  CC) 1. Net unrealized appreciation during the period --- $     0

      2. Net unrealized depreciation during the period --- $     0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $     0

2. Dividends for a second class of open-end
         company shares -----------------------------------$     0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $     0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $0.0390, 0.000
"      2. Dividends for a second class of open-end
          company shares $0.000, 0.1696 0.000, 0.000, 0.119
   B) Distribution of capital gains ---------------$0.9220, .9220
   C) Other distributions ------------ $  0.9220, 0.9220, 0.9220, 0.9220,
0.9220
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 0.
   Condensed balance sheet data:
As of the end of current reporting

period (000's omitted except for per

share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased ------- $       0
   P) Amounts owed to affiliated persons ----------------- $       0
   Q) Senior long-term debt --------------------------------- $      0
   R) Other liabilities:1. Reverse repurchase agreement------ $      0
                        2. Short sales ---------------------- $      0
                        3. Written options ------------------ $      0
                        4. All other liabilities ------------ $      0

   S) Senior equity ------------------------------------------$      0
   T) Net assets of common shareholders ----------------------$      0
   U) 1. Number of shares outstanding ------------------------$      0
      2. Number of shares outstanding of a second class of shares
         of open-end company --------------------------------        0
"   V) 1. Net asset value per share(to nearest cent)$35.49, 31.11

       2. Net asset value per share of a second class of open-end
"         company shares (to nearest cent) $31.12, 36.95, 34.96, 31.20, 36.92
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) ------------$  0.0000
   X) Total number of shareholder accounts -------------------$       0
   Y) Total value of assets in segregated accounts -----------$       0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form
N-SAR does not provide
"adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.